Exhibit 1.31

REZ-128 (2017-08)

Certificate of amendment

Business Corporations Act (CQLR, c. S-31.1)

I hereby attest that the business corporation

CABLOVISION WARWICK INC.

amended its articles under the terms of the Business Corporations Act to incorporate the amendments mentioned in the attached Articles of Amendment.

On April 7, 2021

Filed with the Register on April 7, 2021

under registration number 1142491084.

Services Québec	(Seal) Québec Enterprise Registrar

REZ-909 (2017-04) Page 1 of 1

Articles of amendment

Québec business number (QBN)	: 1142491084
Business Corporations Act, CQLR, c. S-31.1
1 Identification of the corporation Name of the business corporation CABLOVISION WARWICK INC. Version(s) of the corporation’s name in other languages (if applicable)
2 Amendment of articles 2.1 Name change Name of the business corporation
2.2 Other changes The restrictions and other provisions of Schedule ʺBʺ to the articles of continuance are repealed and replaced by the new Schedule B attached to the articles of amendment.
2.3 Date and time to be assigned to the certificate (if applicable) Date Time
3 Correction of articles
4 Signature Name of director or authorized officer Sophie Riendeau Electronic signature of Sophie Riendeau
For office use only Reference number of the application: 020200081952251 Designating number
Services Québec

SCHEDULE B

RESTRICTIONS ON THE TRANSFER OF SHARES

There can be no transfer of shares of the corporation without the consent of the board of directors expressed in a valid resolution. Such consent, however, may be given after the registration of the transfer of shares in the records of the corporation, in which case the transfer is valid and takes (effect) retroactively at the date of its registration.

RESTRICTIONS ON THE TRANSFER OF SECURITIES

For as long as the corporation benefits from the “ private issuer ” status pursuant to Regulation

45-106 respecting prospectus exemptions (R.S.Q., c. V-1.1), any transfer of securities (other than the shares and non-convertible debt securities) of the corporation is subject either to the consent of the board of directors of the corporation attested by a resolution, or to the restrictions contained in an agreement between the holders of such securities.